Exhibit 10.1

FIRST AMENDMENT TO

THE TRANSACTION DOCUMENTS

THIS FIRST Amendment to THE Transaction Documents (as defined below) (this “Amendment”), is entered into as of June 23, 2024 (the “Effective Date”), by and between Novo Integrated Sciences, Inc., a Nevada corporation (the “Borrower”), and Streeterville Capital, LLC, a Utah limited liability company (the “Holder”). Each of the Borrower and Holder are sometimes referred to in this Amendment individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. On or around April 5, 2024, the Borrower agreed to issue a certain secured convertible promissory note to the Holder, a copy of which is attached hereto as Exhibit A (as amended hereby, the “Note”), pursuant to that certain securities purchase agreement, dated on or around April 5, 2024, by and between the Borrower and the Holder, a copy of which is attached hereto as Exhibit B (the “Securities Purchase Agreement”) (the Note, Securities Purchase Agreement, and all other documentation entered into between the Parties in connection therewith are collectively referred to herein as the “Transaction Documents”).

C. The Parties desire to amend the Transaction Documents as provided in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties intending to be legally bound, hereby agree as follows.

1. Agreement. Except as specifically modified by this Amendment, the terms and conditions of the Transaction Documents shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Transaction Documents, the terms of this Amendment shall control. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Note or the Securities Purchase Agreement as the context requires, unless defined otherwise herein.

2. Amendment to securities purchase agreement. Notwithstanding anything to the contrary in the Transaction Documents, clause (viii) of Section 4 of the Securities Purchase Agreement shall be deleted and restated as follows:

“(viii) Company will file a Registration Statement on Form S-1 or S-3 on or before July 3, 2024, registering at least 3,500,000 shares of Common Stock for Investor for conversions under the Note;”

3. Amendment to Note. Notwithstanding anything to the contrary in the Transaction Documents, the Holder hereby waives any breach or default that occurred under the Note as of the Effective Date, if any, as a result of any breach by the Borrower under clause (viii) of Section 4 of the Securities Purchase Agreement.

4. Effectiveness. The terms of this Amendment shall be effective as of the Effective Date.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the Effective Date.

BORROWER:

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer

HOLDER:

Streeterville Capital, LLC

By:	/s/ John M. Fife
Name:	John M. Fife
Title:	President